UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 29, 2024 (April 26, 2024)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604 Elko, NV	89801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 557-4550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2024, U.S. Gold Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”), at which the following proposals were voted upon:

1)	Election of five (5) directors, Luke Norman, George Bee, Robert W. Schafer, Michael Waldkirch, and Johanna Fipke, to hold office until the next annual meeting of stockholders and until their successors are named and qualified or until their earlier resignation or removal.

	For	Withhold	Broker Non-Vote
Luke Norman	2,268,245	500,329	2,050,408
George Bee	2,726,214	42,360	2,050,408
Robert W. Schafer	2,714,050	54,524	2,050,408
Michael Waldkirch	2,692,792	75,782	2,050,408
Johanna Fipke	2,722,467	46,107	2,050,408

2)	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024.

For	Against	Abstain
4,724,133	53,378	41,471

Each of the proposals acted upon by the Company’s stockholders at the Meeting received a sufficient number of votes to be approved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
99.1	Press Release dated April 29, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Gold corp.

Date: April 29, 2024	By:	/s/ Eric Alexander
	Name:	Eric Alexander
	Title:	Chief Financial Officer

3